Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of Yuma Energy, Inc. (the “Company”) for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sam L. Banks, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sam L. Banks
Sam L. Banks
Chief Executive Officer
November 14, 2018

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.